UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2008

Web.com Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51595	94-3327894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12808 Gran Bay Parkway West, Jacksonville, FL		32258
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (904) 680-6600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Reference is made to Item 8.01 of this Current Report on Form 8-K.

Item 8.01 Other Events

Effective October 27, 2008 at 12:01 a.m. Eastern Standard Time, the Company changed its corporate name from Website Pros, Inc. to Web.com Group, Inc.

The Company effected the corporate name change by filing a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware, pursuant to which a wholly owned subsidiary of the Company merged with and into the Company (the “Merger”). A copy of the Certificate of Ownership and Merger is filed herewith as Exhibit 3.3. The Company is the surviving corporation in the Merger. The Certificate of Ownership and Merger amended the Company’s Amended and Restated Certificate of Incorporation to reflect the change in corporate name. In addition, as a result of the corporate name change, the Company revised its specimen common stock certificate, a copy of which is filed herewith as Exhibit 4.2.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

3.3                                 Certificate of Ownership and Merger of Registrant.

4.2                                 Specimen Common Stock Certificate of Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Web.com Group, Inc.
(Registrant)
Date: October 28, 2008
/s/ Matthew P. McClure
Matthew P. McClure, Assistant Secretary

INDEX OF EXHIBITS

3.3                                 Certificate of Ownership and Merger of Registrant.

4.2                                 Specimen Common Stock Certificate of Registrant.